UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 20, 2018
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)
Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.
As previously reported, on December 29, 2017, Northwest Natural Gas Company (NW Natural) filed an application for a general rate increase with the Public Utility Commission of Oregon (OPUC). The rate case filing did not include the impact of newly passed federal tax legislation, but was filed with the intent that NW Natural would make supplemental filings to reflect the implications of tax reform on NW Natural’s rates.

On March 20, 2018, NW Natural made supplemental filings in the rate case to reflect the impact of tax reform. These supplemental filings reduce the requested annual revenue requirement increase from $52.4 million to $37.8 million, and reduce the net revenue increase requested from $40.4 million, or approximately 6%, to $25.7 million, or approximately 4%, after an adjustment for the Company’s conservation tariff deferral. The revised revenue requirement is based upon the following assumptions or requests:

•	Forward test year from November 1, 2018 through October 31, 2019;

•	Capital structure of 50% debt and 50% equity;

•	Return on equity of 10.0%;

•	Cost of capital of 7.62%; and

•	Rate base of $1.215 billion or an increase of $329 million since the last rate case.

The supplement filings do not address the treatment of historical deferred tax liabilities, which may be addressed in either this rate case proceeding or in another proceeding and which may result in additional changes to the rate case request. New rates are anticipated to be effective November 1, 2018.

Forward-Looking Statements

This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, customer growth, weather, commodity and other costs, customer rates or rate recovery, customer savings, use of underground storage, growth, financial positions, revenue requirements, targeted capital structure, return on equity, cost of capital, rate base, revenues and earnings and the timing thereof, operating and maintenance expense, customer service, system reliability and resiliency, timing or effects of future regulatory proceedings or future regulatory approvals and rate cases, regulatory prudence reviews, effects of regulatory mechanisms, including, but not limited to, SRRM, effects of new, or changes in, laws or regulations, including recent tax legislation, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors”, and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in the Company's most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk”, and Part II, Item 1A “Risk Factors”, in the Company’s quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: March 21, 2018	/s/ David H. Anderson
President and Chief Executive Officer

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